Exhibit 99.1

American Software Reports Preliminary Fourth Quarter and Fiscal Year 2012 Results

License Fee Revenues Increase 45%, Total Revenues Increase 20% and Operating Earnings Increase 76% for Fiscal 2012

ATLANTA--(BUSINESS WIRE)--June 21, 2012--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and fiscal 2012, delivering a 45% increase in license fee revenues, a 20% increase in total revenues and a 76% increase in GAAP operating earnings in fiscal year 2012 when compared to last year. For the fourth quarter, total revenues increased 11% and GAAP operating earnings increased 26% when compared to the same period last year. The Company has achieved 45 consecutive quarters of profitability and has distributed dividends to shareholders 35 consecutive quarters.

Key fourth quarter financial highlights:

  Total revenues for the quarter ended April 30, 2012 were $27.9 million, an increase of 11% over the comparable period last year.
  Software license fee revenues for the quarter ended April 30, 2012 were $7.3 million, a decrease of 9% over the same period last year.
  Services and other revenues for the quarter ended April 30, 2012 were $12.3 million compared to $9.6 million for the same period last year, an increase of 29%.
  Maintenance revenues for the quarter ended April 30, 2012 were $8.4 million compared to $7.6 million, an increase of 9% over the same period last year.
  Operating earnings for the quarter ended April 30, 2012 were $4.6 million, an increase of 26% compared to the same period last year.
  GAAP net earnings for the quarter ended April 30, 2012 were $3.5 million or $0.13 per fully diluted share, an increase of 26% over the fourth quarter of fiscal 2011.
  Adjusted net earnings for the quarter ended April 30, 2012, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $3.8 million or $0.14 per fully diluted share, an increase of 27% compared to $3.0 million or $0.11 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA increased 20% to $6.0 million in the quarter ended April 30, 2012, from $5.0 million in the quarter ended April 30, 2011. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2012 year financial highlights:

  Total revenues for the twelve months ended April 30, 2012 were $102.6 million, a 20% increase over the comparable period last year.
  Software license fees for the twelve-month period were $27.8 million, a 45% increase compared to the same period last year.
  Services and other revenues were $42.4 million, a 15% increase compared to the same period last year.
  Maintenance revenues were $32.4 million, a 10% increase over the comparable period last year.
  For the twelve months ended April 30, 2012, the Company reported operating earnings of approximately $16.2 million, a 76% increase over the same period last year.
  GAAP net earnings were approximately $11.3 million or $0.42 per fully diluted share for the twelve months ended April 30, 2012, a 54% increase compared to $7.4 million or $0.28 per fully diluted share for the same period last year.
  Adjusted net earnings for the twelve months ended April 30, 2012, which excludes stock-based compensation expenses and amortization of acquisition-related intangibles, were $12.5 million or $0.46 per fully diluted share, a 46% increase compared to $8.6 million or $0.33 per fully diluted share for the same period last year, which excluded stock-based compensation expenses, amortization of acquisition-related intangibles and severance expenses.
  Adjusted EBITDA increased 52% to $21.8 million for the twelve months ended April 30, 2012, from $14.3 million for the twelve months ended April 30, 2011. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $66.9 million as of April 30, 2012. During the fourth quarter, the Company increased cash and investments by approximately $5.3 million from the preceding quarter and by approximately $11.5 million when compared to April 30, 2011 while the Company paid approximately $9.6 million in shareholder dividends during the fiscal year 2012.

“We are pleased with our operating results in fiscal year 2012. The Company achieved double-digit growth in all three revenue streams. We leveraged our 45% growth in license fee revenues to deliver an impressive 76% growth in operating earnings while continuing to aggressively invest in our business,” stated James C. Edenfield, president and CEO of American Software. “Logility, our wholly-owned subsidiary, increased international revenues to 21% of total revenues for fiscal year 2012. We continue to be well positioned to serve the market with a global network of more than 50 distribution partners along with our direct sales and support team. Today, more than 1,250 companies in over 75 countries leverage Logility’s market leading supply chain solutions to lower costs and boost customer service.”

“For fiscal year 2012, we welcomed 86 new customers, signed license agreements with customers in 22 countries and continued our aggressive investment in research and development,” continued Edenfield. “With 45 consecutive quarters of profitability combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise.”

“Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend for more than eight years,” said Edenfield. “On May 16, 2012 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on September 7, 2012 to shareholders of record at the close of business on August 17, 2012.”

Additional highlights for the fourth quarter of fiscal 2012 include:

Customers

  Notable new and existing customers placing orders with the Company in the fourth quarter include: Alberto Makali, Art Van Furniture, Brightstar, Brownells, Coating Excellence International, Denso, Ferguson Enterprises, GWA Bathrooms & Kitchens, iHealth, Marquez Brothers International, and Twin Disc.
  During the quarter, software license agreements were signed with customers located in the following 11 countries: Australia, Belgium, Canada, Germany, Mexico, Netherlands, Singapore, Sweden, South Africa, the United Kingdom, and the United States.
  Logility, a wholly-owned subsidiary of the Company, and American Italian Pasta Company jointly presented at the 2012 Spring SCOPE Conference in Chicago. The two companies explored how the largest pasta producer in North America approached and implemented its successful Sales and Operations Planning (S&OP) process through the use of Logility Voyager Solutions™ and the results the leading pasta company achieved including better forecast accuracy, lower inventory investments, and better customer service.
  The editors of Supply & Demand Chain Executive named Logility customers Lee Dame, vice president, global supply chain, CooperVision, and Michael Martin, manager, global supply chain strategy, Stanley Black & Decker, 2012 Supply Chain Practitioner Pros to Know. Dame and Martin, two of the 35 individuals honored in the magazine’s 12th annual listing, were recognized for leading initiatives that helped prepare their businesses' for the supply chain opportunities and challenges ahead.
  Manufacturing Executive magazine named American Italian Pasta Company, CooperVision and Stanley Black & Decker as recipients of the 2012 Manufacturing Leadership 100 award. The recognition highlights each company’s successful programs to revamp and optimize their supply chains through the use of Logility Voyager Solutions™.
  New Generation Computing® (NGC®), a wholly-owned subsidiary of the Company, announced GTM Sportswear, a manufacturer of embellished team sportswear, selected its PLM and supply chain management solutions to improve forecast accuracy, and inventory and raw materials management.

Company & Technology

  Logility was recognized as one of Atlanta’s Top Workplaces by the Atlanta Journal-Constitution. The nomination and voting process was employee led and is the second consecutive year Logility employees have voted the company a Top Workplace.
  AberdeenGroup, a leading industry research firm, published its findings on the benefits of utilizing multi-echelon inventory optimization (MEIO) software. The report, sponsored by Logility, also included two case studies of companies using Logility Voyager Inventory Optimization to improve service levels and right-size inventory investments to meet both strategic and operational goals for their respective global operations.
  Supply & Demand Chain Executive honored Mike Edenfield, president and CEO, Logility as 2012 Supply & Demand Chain Executive Pros to Know. The award recognizes supply chain leaders who have made a significant impact on the industry and helped prepare businesses for the supply chain opportunities and challenges ahead.
  Demand Management, a wholly-owned subsidiary of Logility, sponsored and participated in the Microsoft Dynamics Industry Summit held in February 2012. As Microsoft evolves its Dynamics business to serve the specific business needs of vertical markets, Demand Solutions® has been selected as a key member of the distribution and manufacturing sectors.
  Demand Management participated in Convergence 2012, the global, annual customer event for Microsoft Dynamics (AX, GP, NAV, SL and CRM). During the April 2012 conference and exposition, Demand Management executives met with senior managers of the Microsoft Dynamics team to further our joint sales efforts for the Demand Solutions brand of market leading supply chain solutions. Demand Management was also featured as the ISV Spotlight company in the AX User Group (AXUG) Magazine distributed at the Convergence Conference.
  Supply & Demand Chain Executive honored Bill Harrison, president, Demand Management as 2012 Supply & Demand Chain Executive Pros to Know. The award recognizes supply chain leaders who have made a significant impact on the industry and helped prepare businesses for the supply chain opportunities and challenges ahead.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Hewlett-Packard, McCain Foods, Parker Hannifin, Sigma-Aldrich, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Avery Dennison Corporation, Lonely Planet and Trek Bicycle. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, Lakeshore Learning, Lululemon Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the fiscal year ended April 30, 2011 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
Revenues:
License	$7,287	$7,983	(9%)	$27,826	$19,240	45%
Services & other	12,289	9,551	29%	42,380	36,960	15%
Maintenance	8,356	7,640	9%	32,430	29,389	10%
Total Revenues	27,932	25,174	11%	102,636	85,589	20%

Cost of Revenues:
License	1,673	2,076	(19%)	7,142	5,828	23%
Services & other	8,719	7,375	18%	31,101	27,205	14%
Maintenance	2,073	1,860	11%	7,597	7,152	6%
Total Cost of Revenues	12,465	11,311	10%	45,840	40,185	14%
Gross Margin	15,467	13,863	12%	56,796	45,404	25%
Operating expenses:
Research and development	3,024	2,561	18%	10,957	9,953	10%
Less: capitalized development	(777)	(780)	0%	(2,731)	(2,565)	6%
Sales and marketing	5,160	4,939	4%	18,797	15,720	20%
General and administrative	3,344	3,263	2%	12,832	12,028	7%
Provision for doubtful accounts	21	130	(84%)	238	172	38%
Amortization of acquisition-related intangibles	131	134	(2%)	535	684	(22%)
Severance expenses	-	-	-	-	219	nm

Total Operating Expenses	10,903	10,247	6%	40,628	36,211	12%
Operating Earnings	4,564	3,616	26%	16,168	9,193	76%
Interest Income & Other, Net	529	597	(11%)	1,103	1,941	(43%)
Earnings Before Income Taxes	5,093	4,213	21%	17,271	11,134	55%
Income Tax Expense	1,612	1,460	10%	5,928	3,770	57%
Net Earnings	$3,481	$2,753	26%	$11,343	$7,364	54%
Earnings per common share: (1)
Basic	$0.13	$0.11	18%	$0.43	$0.29	48%
Diluted	$0.13	$0.10	30%	$0.42	$0.28	50%

Weighted average number of common shares outstanding:
Basic	26,905	25,958		26,455	25,751
Diluted	27,504	26,515		27,098	26,183

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,481	$2,753	26%	$11,343	$7,364	54%
Income tax expense	1,612	1,460	10%	5,928	3,770	57%
Interest Income & Other, Net	(529)	(597)	(11%)	(1,103)	(1,941)	(43%)
Amortization of intangibles	775	791	(2%)	3,119	2,689	16%
Depreciation	279	306	(9%)	1,183	1,233	(4%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	5,618	4,713	19%	20,470	13,115	56%
Severance expenses	-	-	-	-	219	nm
Stock-based compensation	355	256	39%	1,287	985	31%
Adjusted EBITDA	$5,973	$4,969	20%	$21,757	$14,319	52%

EBITDA , as a percentage of revenue	20%	19%		20%	15%

Adjusted EBITDA , as a percentage of revenue	21%	20%		21%	17%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,481	$2,753	26%	$11,343	$7,364	54%
Amortization of acquisition-related intangibles (2)	90	88	2%	351	452	(22%)
Stock-based compensation (2)	241	165	46%	845	637	33%
Severance expenses (2)	-	-	-	-	134	nm
Adjusted Net Earnings	$3,812	$3,006	27%	$12,539	$8,587	46%

Adjusted non-GAAP diluted earnings per share	$0.14	$0.11	27%	$0.46	$0.33	39%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.13 and $0.43 for the three and twelve months ended April 30, 2012, respectively. Diluted per share for Class B shares under the two-class method are $0.11 and $0.29 for the three and twelve months ended April 30, 2011, respectively.

(2) - Tax affected using the effective tax rate for the three and twelve months period ended April 30, 2012 and 2011.

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American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30,	April 30,
	2012	2011

Cash and Short-term Investments	$59,362	$44,567
Accounts Receivable:
Billed	15,205	14,409
Unbilled	4,607	4,151
Total Accounts Receivable, net	19,812	18,560
Prepaids & Other	3,184	2,918
Deferred Tax Asset	34	77
Current Assets	82,392	66,122

Investments - Non-current	7,508	10,844

PP&E, net	4,912	5,723
Capitalized Software, net	7,791	7,562
Goodwill	12,601	12,601
Other Intangibles, net	1,263	1,880
Other Non-current Assets	86	100
Total Assets	$116,553	$104,832

Accounts Payable	$1,042	$1,011
Accrued Compensation and Related costs	5,169	4,245
Dividend Payable	2,433	2,345
Other Current Liabilities	4,198	4,493
Deferred Revenues	19,441	17,307
Current Liabilities	32,283	29,401

Deferred Tax Liability - Long term	1,240	1,375

Shareholders' Equity	83,030	74,056

Total Liabilities & Shareholders' Equity	$116,553	$104,832

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer